CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form N-1A of Northwestern Mutual Series Fund, Inc. of our report dated February 16, 2024, relating to the financial statements and financial highlights of which appears in the Northwestern Mutual Series Fund, Inc. Annual Report on Form N-CSR for the year ended December 31, 2023. We also consent to the references to us under the headings "Financial Highlights", "Independent Registered Public Accounting Firm" and "Financial Statements" in such Registration Statement.
/s/ PricewaterhouseCoopers LLP

Milwaukee, WI
April 24, 2024